FOURTH QUARTER 2013 NASDAQ:HMST

Important Disclosures Forward-Looking Statements In accordance with Section 21E of the Securities Exchange Act of 1934, as amended, we caution you that we may make forward-looking statements about our industry, our future financial performance and business activity in this presentation that are subject to many risks and uncertainties. These forward-looking statements are based on our management's current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. Forward looking statements in this release include, among other matters, statements regarding our business plans and strategies (including our expansion strategies) and the expected effects of those initiatives, general economic trends, particularly those that affect mortgage origination and refinance activity, and growth scenarios and performance targets. Readers should note, however, that all statements in this presentation other than assertions of historical fact are forward looking in nature. These statements are subject to risks, uncertainties, assumptions and other important factors set forth in our SEC filings, including but not limited to our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and our most recent Quarterly Report on Form 10-Q. Many of these factors are beyond our control. Such factors could cause actual results to differ materially from the results discussed or implied in the forward-looking statements. These risks include statements predicated on our ability to integrate our recent acquisitions and to continue to expand our banking operations geographically and across market sectors, grow our franchise and capitalize on market opportunities; our ability to manage these efforts cost-effectively and to attain the desired operational and financial outcomes; our ability to manage the losses inherent in our loan portfolio; our ability to make accurate estimates of the value of our non- cash assets and liabilities; our ability to respond to an increasingly restrictive and complex regulatory environment; and our ability to attract and retain key personnel. Actual results may fall materially short of our expectations and projections, and we may change our plans or take additional actions that differ in material ways from our current intentions. Accordingly, we can give no assurance of future performance, and you should not rely unduly on forward-looking statements. All forward looking statements are based on information available to the Company as of the date hereof, and we do not undertake to update or revise any forward looking statements, for any reason. Basis of Presentation of Financial Data Unless noted otherwise in this presentation, all reported financial data is being presented as of the period ending December 31, 2013. Non-GAAP Financial Measures Information on any non-GAAP financial measures referenced in this presentation, including a reconciliation of those measures to GAAP measures, may also be found in our SEC filings and in the earnings release available on our web site. 2

Established Western U.S. Franchise 3 • 92-year old diversified financial services company headquartered in Seattle with Pacific Northwest concentration • Leading Northwest mortgage lender and commercial & consumer bank • Assets of $3.1 billion with branches in the Pacific Northwest, California and Hawaii • Deposits of $2.2 billion • 30 retail deposit branches, 42 stand-alone home loan centers and four stand-alone commercial lending centers (1) (1) As of 2/1/14

Strategy 4 Build Single Family Mortgage origination market share • Organic growth opportunities  Expand Commercial & Consumer Banking activities  Expand multifamily mortgage banking – Fannie Mae DUS® program and B2B  Grow portfolio lending – C&I, CRE and Construction  Increase density of retail deposit branch network • Growth via acquisition of smaller institutions in-market and in new markets where we have established a meaningful market presence • Continue opportunistic expansion (market share and footprint) of Single Family mortgage banking activities • Target Western states major market franchise • Leverage operating efficiencies through business and personnel growth • Long-term target efficiency ratio in the mid to low 60% range • Deploy capital in support of growth objectives • Shareholder dividends consistent with peers • Target long-term 15%+ ROE Expand Commercial & Consumer Banking Ongoing expense management Optimize use of capital To grow and diversify earnings by expanding our Commercial & Consumer Banking business and continue to build Mortgage Banking market share in new and existing markets

Recent Developments Results of Operations • Fourth quarter net income of $1.8 million, excluding acquisition-related expenses of $4.1 million • 2013 net income of $23.8 million Merger & Acquisition Activity • Acquisitions of Fortune Bank and Yakima National Bank closed on November 1, 2013  Fortune Bank conversion completed on January 24, 2014  Yakima National Bank conversion will be completed on March 24, 2014 • Purchase of two Seattle-area retail deposit branches from AmericanWest Bank completed in December 2013  Conversion completed on acquisition date Organic Growth • Opened 7 new home loan centers (four in California, one in Oregon, two in Washington) • Opened one retail deposit branch and one commercial lending office in the Seattle Metro area • Net headcount increase of 105  74 added from bank and deposit branch acquisitions  142 lending, operations, customer service and support personnel added, primarily in new markets  Additions offset in part by attrition and position elimination of 42 in mortgage production, 32 in mortgage operations, and 37 in commercial lending and administration. Position eliminations were in response to slowdown in mortgage activity and intended to improve efficiency and performance. Shareholder Dividend • On January 24, 2014, the Company announced a special common stock dividend of $0.11 per share, payable on February 24, 2014. 5

Results of Operations

($ in thousands)	Dec. 31, 2013	Sept. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012
	For the three months ended				
Net interest income	$ 21,382	$ 20,412	$ 17,415	$ 15,235	$ 16,591
Provision for loan losses	-	(1,500)	400	2,000	4,000
Noninterest income	36,072	38,174	57,556	58,943	71,932
Noninterest expense (1)	58,868	58,116	56,712	55,799	55,966
Net income before taxes	(1,414)	1,970	17,859	16,379	28,557
Income taxes	(553)	308	5,791	5,439	7,060
Net income (loss)	$ (861)	$ 1,662	$ 12,068	$ 10,940	$ 21,497
Diluted EPS	$ (0.06)	$ 0.11	$ 0.82	$ 0.74	$ 1.46
Operating income (2)(4)	$ 1,791	$ 1,963	$ 12,072	$ 10,940	$ 21,497
Operating EPS (2)(4)	$ 0.12	$ 0.13	$ 0.82	$ 0.74	$ 1.46
Tangible BV/share (4)	$ 17.08	$ 18.57	$ 18.60	$ 18.75	$ 18.31
Operating ROAA (2)(4)	0.25%	0.28%	1.86%	1.75%	3.46%
Operating ROAE (2)(4)	2.67%	2.89%	17.20%	15.95%	32.80%
Net Interest Margin	3.34%	3.41%	3.10%	2.81% (3)	3.06%
Tier 1 Leverage Ratio (Bank)	9.99%	10.85%	11.89%	11.97%	11.78%
Total Risk-Based Capital (Bank)	15.51%	18.44%	19.15%	20.47%	19.31%

(1) Noninterest expense included $4.1 million of acquisition-related expenses in the Q4 of 2013, $463 thousand in Q3 and $6 thousand in the Q2.
(2) Excludes acquisition-related expenses.
(3) Interest expense for the Q1 of 2013 included $1.4 million related to the correction of the cumulative effect of an error in prior years resulting from the under-accrual of deferred interest due on TruPS. The Company's Net Interest Margin for Q1 2013, excluding the impact of this correction, was 3.06%.
(4) See appendix for reconciliation of non-GAAP financial measures

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Q4 12 Q1 13 Q2 13 Q3 13 Q4 13 Net Interest Margin (%) 3.06% 2.81% 3.10% 3.41% 3.34% Avg. Cost of Deposits (%) 0.75% 0.74% 0.51% 0.45% 0.43% Total Interest-Bearing COF (%) 0.96% 1.27% 0.64% 0.57% 0.51% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% Net Interest Margin Net Interest Margin • Q4 NIM decreased 7 bps from the third quarter due primarily to a lower yield on investment securities related to accelerated premium amortization due to higher prepayments • Average cost of deposits decreased to 43 bps in the fourth quarter 7 (1) (1) Interest expense for the first quarter of 2013 included $1.4 million related to the correction of the cumulative effect of an error in prior years resulting from the under-accrual of deferred interest due on TruPS. The Company’s Net Interest Margin for the three months ended March 31, 2013, excluding the impact of this correction, was 3.06%. (1)

Interest-Earning Assets • Average loans held for investment increased by $258 million or 17.5% in Q4 − New loan originations of $277 million and new commitments of $379 million in mortgage, commercial lending, commercial real estate and residential construction – an increase of 43% and 56% respectively over the third quarter − Fortune, Yakima and AmericanWest acquisitions added $209 million in loans to portfolio • Total average interest-earning assets increased by $150 million or 6.1% from Q3 to Q4 8 Avg. Yield 3.00% 3.20% 3.40% 3.60% 3.80% 4.00% 0.0 0.5 1.0 1.5 2.0 2.5 3.0 Q4 12 Q1 13 Q2 13 Q3 13 Q4 13 $ i n b illi on s Interest-Earning Assets Cash & Cash Equivalents Investment Securities Loans Held for Sale Loans Held for Investment Average Yield Avg. Yield 3.82% 3.80% 3.63% 3.88% 3.80%

Noninterest Income • Noninterest income decreased 6% to $36.1 million for Q4 compared to Q3, due to lower mortgage origination and sale revenue 9 $71,932 $58,943 $57,556 $38,174 $36,072 Q4 12 Q1 13 Q2 13 Q3 13 Q4 13 Noninterest Income ($ in thousands)

Noninterest Expense • Noninterest expense included $4.1 million of acquisition-related expenses in Q4, $463 thousand in Q3, and $6 thousand in Q2 • Full-time equivalent employees increased by 5% in Q4 • Decreased salaries and related costs due primarily to lower commissions paid on lower mortgage production volume • Noninterest expense will continue to vary based on headcount and mortgage origination volume 10 Q4 12 Q1 13 Q2 13 Q3 13 Q4 13 Total noninterest expense $55,966 $55,799 $56,712 $58,116 $58,868 Salaries & related costs $38,680 $35,062 $38,579 $39,689 $36,110 General & administrative $8,534 $10,930 $10,270 $9,234 $9,932 Occupancy $2,425 $2,802 $3,381 $3,484 $4,098 Information services $2,739 $2,996 $3,574 $3,552 $4,369 Other noninterest expense $3,588 $4,009 $908 $2,157 $4,359 FTE 1,099 1,218 1,309 1,426 1,502 Efficiency ratio 63.22% 75.22% 75.65% 99.20% 102.46% 0 200 400 600 800 1,000 1,200 1,400 1,600 $0 $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 $70,000 Noninterest Expense ($ in thousands) FTE

Segment Overview Mortgage Banking • Regional Single Family mortgage origination platform • 100% direct retail origination • Majority of production sold into secondary market • Fannie Mae, Freddie Mac, FHA, VA lender since programs’ inception • Portfolio products: jumbo and custom home construction • Servicing retained on majority of originated loans sold to secondary markets • Build Western U.S. major market retail franchise • Dynamic personnel management in relation to changes in market conditions • Fixed/Semi/Variable cost management • Long-term targeted ROE of >25% Commercial & Consumer Banking 11 Overview • Commercial Banking • Commercial lending, including SBA • All CRE property types with multifamily focus • Residential construction • Commercial deposit, treasury and cash management services • Consumer Banking • Consumer loan and deposit products • Consumer investment, insurance and private banking products and services • Expand market/grow market share in current and new markets • Follow mortgage expansion • Diversify and grow loan portfolio 5% or more per quarter (1) • Manage non-interest expense increase to 1%-2% per quarter • Long-term targeted ROE range of 8-12%  C&I lending - 8-12%  Commercial real estate - 10-15%  Residential construction - 20-30%  Single family residential - 10-15% Strategic Objectives (1) Actual growth of loan portfolio is subject to, among other things, actual loan production volumes, portfolio runoff, portfolio loan sales, portfolio credit performance, and net interest margin. Other portfolio management considerations include liquidity management, capital requirements, and profitability.

12 Commercial & Consumer Banking

Commercial & Consumer Banking Segment

($ in thousands)	Dec. 31, 2013	Sept. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012
	For the three months ended				
Net interest income	$ 18,160	$ 16,095	$ 13,790	$ 11,127	$ 12,131
Provision for loan losses	-	(1,500)	400	2,000	4,000
Noninterest income	2,885	1,229	1,537	2,390	2,530
Noninterest expense	20,822	13,813	13,446	15,686	16,384
Net income before taxes	223	5,011	1,481	(4,169)	(5,723)
Income taxes	(21)	1,220	65	(1,355)	(1,373)
Net income (loss)	$ 244	$ 3,791	$ 1,416	$ (2,814)	$ (4,350)
Operating income (loss) (1)	$ 2,896	$ 4,092	$ 1,420	$ (2,814)	$ (4,350)
Operating ROAA (1)	0.48%	0.75%	0.28%	(0.60)%	(0.95)%
Operating ROAE (1)(2)	6.07%	9.53%	3.02%	(6.15)%	(9.48)%
Efficiency ratio	98.94%	79.73%	87.73%	116.05%	111.75%
Net Interest Margin	3.22%	3.28%	3.02%	2.72% (3)	2.96%
Total earning assets	$ 2,381,423	$ 2,094,485	$ 1,976,368	$ 1,796,443	$ 1,746,809
FTE	577	504	476	440	413

- Noninterest expense included $4.1 million of acquisition-related expenses in Q4, $463 thousand in Q3 and $6 thousand in Q2
- Total earning assets increased $287 million or 13.7% in the quarter – $209 million increase related to acquisitions
- Total new loan commitments of $379 million, compared to $243 million in Q3
- Deposit balances of $2.2 billion increased 5% from Q3
- NIM of 3.22%, an increase of 26 bps from the same period last year
- Continued strong credit performance including significant reductions in classified assets, nonaccruals, delinquencies and TDRs

(1) See appendix for reconciliation of non-GAAP financial measures
(2) Equity allocated to segment based upon 'as if effective' Basel III regulatory capital regulations and related risk-based capital and risk-rating of assets
(3) Interest expense for the first quarter of 2013 included $1.4 million related to the correction of the cumulative effect of an error in prior years resulting from the under-accrual of deferred interest due on TruPS. The Company's Net Interest Margin for the three months ended March 31, 2013, excluding the impact of this correction, was 3.02%.

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Credit Quality

($ in thousands)	Dec. 31, 2013 HMST	Dec. 31, 2013 Peer Avg	Sept. 30, 2013 HMST	Sept. 30, 2013 Peer Avg	Jun. 30, 2013 HMST	Jun. 30, 2013 Peer Avg	Mar. 31, 2013 HMST	Mar. 31, 2013 Peer Avg	Dec. 31, 2012 HMST	Dec. 31, 2012 Peer Avg
Classfied assets	$50,600 (3)	--	$54,355	--	$74,721	--	$90,076	--	$86,270	--
Nonperforming assets (1)	$38,618 (3)	--	$39,019	--	$41,650	--	$53,797	--	$53,833	--
OREO	$12,911 (3)	--	$12,266	--	$11,949	--	$21,664	--	$23,941	--
Classified assets/total assets	1.65%	(6)	1.90%	2.06%	2.69%	2.04%	3.59%	2.27%	3.28%	2.53%
Nonperforming assets/total assets (1)	1.26%	(6)	1.37%	1.21%	1.50%	1.37%	2.14%	1.61%	2.05%	1.80%
Total delinquencies/total loans	4.45%	2.30%	5.64%	2.23%	6.06%	2.68%	6.66%	3.27%	6.58%	3.41%
Total delinquencies/total loans - adjusted (2)	1.63%	2.28%	2.16%	2.22%	2.52%	2.66%	2.94%	3.00%	2.93%	3.22%
ALLL/total loans	1.26% (4)	(6)	1.61%	1.26%	1.92%	1.31%	2.05%	1.38%	2.06%	1.40%
ALLL/Nonperforming loans (NPLs)	93.00%	(6)	92.30%	128.80%	93.11%	112.61%	88.40%	96.94%	92.20%	94.56%

- Nonperforming assets declined to 1.26% of total assets compared to 1.37% in Q3 2013
- OREO down almost 50% since the beginning of the year
- Classified assets declined to 1.65% of total assets compared to 1.90% of total assets in Q3 2013
- Delinquent loans totaled $29 million, excluding $55 million of loans insured or guaranteed by FHA or VA that were still accruing at quarter-end
- Peer group comprised of AF, WAFD, ISBC, BKU, SBCF, BANC, ESBF, UCFC, PGC, CZNC, PROV, FFNW, SMPL, TSH (5)

(1) Nonperforming assets includes nonaccrual loans and OREO, excludes TDRs
(2) Total delinquencies and total loans are both net of Ginnie Mae EBO loans (FHA/VA loans)
(3) Classified assets at December 31, 2013 include $4.2 million, Nonperforming assets include $8.6 million and OREO includes $729 thousand from acquisitions
(4) Includes acquired loans. Excluding acquired loans, ALLL/total loans is 1.40% at December 31, 2013
(5) Source: SNL
(6) Not available at time of publishing

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Deposits • Total deposits of $2.2 billion at December 31, 2013, an increase of 5% over the third quarter. Acquisitions added $261 million in deposits, while other deposits declined by $148 million, primarily due to decreases in mortgage servicing and escrow accounts. • Strong consumer and business transaction and savings account growth in 2013  Existing HomeStreet branches: 1,500 accounts, $295 million balances  De novo HomeStreet branches opened in 2012 and 2103 (four total): 700 accounts, $20 million balances  Acquired branches: 5,300 accounts, $170 million balances 15 5% 10% 14% 10% 7% 27% 39% 53% 68% 70% 68% 51% 33% 22% 23% $2,129,742 $2,009,755 $1,976,835 $2,098,076 $2,210,821 12/31/10 12/31/11 12/31/12 9/30/13 12/31/13 Composition of Deposits ($ in thousands) Mortgage Svcg. Escrow Accts. & Other Transaction & Savings Deposits Time Deposits

Loan Portfolio • Net growth of $362 million or 24% in Q4 16 (1) As of 12/31/13, includes $209 million from acquisitions (2) Not all loans under negotiation will close (3) Includes HELOCs (4) Represents rate locks for loans designated as Held For Investment, not adjusted for estimated fallout Q4 Origination Activity $58 million in origination commitments $58 million pipeline (2) $115 million in origination commitments $334 million pipeline (2) $63 million in origination commitments $130 million pipeline (2) $142 million in originations $50 million pipeline (4) C&I Lending CRE Residential Construction Single Family (3) 20% 19% 15% 15% 21% 10% CRE by Property Type (1) $557 million Retail Indust./Warehouse Mixed Use Multifamily Office Other

17 Mortgage Banking

Mortgage Banking Segment

($ in thousands)	Dec. 31, 2013	Sept. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012
	For the three months ended				
Net interest income	$ 3,222	$ 4,317	$ 3,625	$ 4,108	$ 4,460
Noninterest income	33,187	36,945	56,019	56,553	69,402
Noninterest expense	38,046	44,303	43,266	40,113	39,582
Net income before taxes	(1,637)	(3,041)	16,378	20,548	34,280
Income taxes	(532)	(912)	5,726	6,794	8,433
Net income (loss)	$ (1,105)	$ (2,129)	$ 10,652	$ 13,754	$ 25,847
ROAA	(0.81)%	(1.32)%	6.67%	8.17%	13.99%
ROAE [1]	(5.26)%	(8.92)%	48.83%	67.87%	139.93%
Efficiency Ratio	104.50%	107.37%	72.54%	66.13%	53.59%
FTE	925	922	833	779	686

- Decline in refinance activity resulted in lower interest rate lock commitment volume, which at $662 million was 16% lower than in Q3, while closed loan volume of $773 million was 35% lower than in Q3
  - Segment earnings experienced a negative impact from the disparity in the volume of rate lock commitments vs. closed loans
  - A majority of loan revenue is recognized at interest rate lock, while a majority of loan production expense is recognized at loan closing
- Composite margin of 350 basis points, down 25 basis points from the prior quarter
- Single Family mortgage servicing income of $7.4 million, an increase of more than 100% from Q3
- Mortgage servicing fees increased as Company's portfolio of Single Family loans serviced for others increased by 4.5% in the quarter

[1] Equity allocated to segment based upon 'as if effective' Basel III regulatory capital regulations and related risk-based capital and risk-rating of assets

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Mortgage Origination 19 (1) Servicing value and secondary marketing gains have been aggregated and are stated as a percentage of interest rate lock commitments. In previous quarters, the value of originated MSRs was presented as a separate component of the composite margin and stated as a percentage of mortgage loans sold. Prior periods have been revised to conform to the current presentation. (2) Loan origination and funding fees stated as a percentage of mortgage originations from the retail channel and excludes loans purchased from WMS. (3) Excludes the impact of a $1.3 million correction that was recorded in secondary marketing gains in the fourth quarter of 2012 for the cumulative effect of an error in prior years related to the fair value measurement of loans held for sale. Including the impact of this correction, the secondary marketing gain margin and Composite Margin were 462 and 533 basis points, respectively, in the fourth quarter of 2012. (4) Excludes the impact of a $4.3 million upward adjustment related to a change in accounting estimate that resulted from a change in the application of the valuation technique used to value the Company's interest rate lock commitments. Including the impact of this cumulative effect adjustment, the secondary marketing gain margin and Composite Margin were 427 and 503 basis points, respectively, in the first quarter of 2013. $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 Q4 12 Q1 13 Q2 13 Q3 13 Q4 13 Single Family Closed Loan Production ($ in millions) HMST WMS Rate locks Bps 0 100 200 300 400 500 600 Q4 12 Q1 13 Q2 13 Q3 13 Q4 13 Single Family Composite Margin (bps) Secondary gains/rate locks Loan fees/closed loans Q4 12 Q1 13 Q2 13 Q3 13 Q4 13 HMST $1,304 $1,024 $1,107 $1,020 $681 WMS $2 5 $168 $201 $167 $92 Closed Loans $1,519 $1,192 $1,307 $1,187 $773 Purchase % 32% 37% 59% 66% 76% Refinance % 68% 63% 41% 34% 24% Rate locks $1,255 $1,036 $1,423 $786 $662 Purchase % 33% 50% 59% 80% 72% Refinance % 67% 50% 41% 20% 28% Q4 12 Q1 13 Q2 13 Q3 13 Q4 13 Secondary gains/rate locks 452 (3) 385 (4) 305 294 266 Loan fees/closed loans 71 76 75 81 84 Composite Margin 523 461 380 375 350

Q4 12 Q1 13 Q2 13 Q3 13 Q4 13 SF Residential $8,871 $9,701 $10,405 $11,286 $11,796 $0 $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 Mortgage Servicing Portfolio ($ in millions) Mortgage Servicing As of Dec 31, 2013 • Weighted average servicing fee of 29.6 bps • MSRs represent 1.30% of ending UPB – 4.39 weighted average servicing fee multiple • Weighted average age – 25.5 months • Composition of 25.6% government • Total delinquency of 1.72% (including foreclosures) • Weighted average note rate of 4.08% 20 $8,871 $9,701 $10,405 $11,286 $11,796

Mortgage Market & Origination Growth 21 Shift in Market Conditions Most recent MBA origination forecast for 2015 indicates a stabilization of volumes starting in Q2 2014. Forecasted volume in 2014 and 2015 are expected to be consistent with periods just prior to the most recent refinance wave, which occurred between Q3 2011 and Q2 2013. The MBA also forecasts a continued shift towards a purchase-oriented market. (1) Source: MBA Forecast Oct .29, 2013 for 2012, MBA Forecast Jan. 14, 2014 for 2013-2015 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 0 100 200 300 400 500 600 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 MBA Origination Forecast (1): Purchase vs. Refi ($B) Orig, Purchase- Actual Orig, Purchase- MBA FCST Orig, Refi- Actual Orig, Refi- MBA FCST Orig, Refi %- Actual Orig, Refi%- MBA FCST • Until the mortgage market stabilizes and loan officer productivity is more predictable, our strategy for growth will focus on in-fill, top-grading (offsetting attrition with high performing producers) and strong profit margin opportunities (e.g., regions with significant FHA/VA lending) • Upon stabilization of mortgage market, opportunistically expand footprint with focus on strong profit margin opportunities • Manage costs, particularly variable costs, by scaling fulfillment and operations based on mortgage production levels; however, we will continue to experience some of the cost inefficiencies that result from our recent geographic expansion Origination Growth Strategy

Production Costs 22 (1) Does not include corporate G&A allocations, which have ranged from 40-80 bps the last eight quarters (2) Direct cost in bps is calculated based on closed loans volume (retail channel only). Lower closed loans volume in Q3/Q4 resulted in higher direct costs as operations personnel were reduced to new lower levels of production. 284 242 219 230 277 270 295 328 7% 7% 6% 5% 7% 7% 8% 11% 41% 51% 58% 61% 48% 50% 49% 38% 52% 42% 35% 34% 46% 43% 43% 51% 100 150 200 250 300 350 0% 10% 20% 30% 40% 50% 60% 70% Q1-12 Q2-12 Q3-12 Q4-12 Q1-13 Q2-13 Q3-13 Q4-13 Dir ec t C os t in bp s % of To tal Composition of Mortgage Origination Costs Direct Cost in bps (1) (2) Total Fixed Costs % Total Variable Costs % Total Semi-Variable Costs %

Franchise Value • Established and growing financial institution concentrated in the Pacific Northwest • Leading regional Single Family mortgage lender • Focus on business diversification: growth of Commercial & Consumer Banking to balance Mortgage Banking earnings • Superior historical returns on equity due to high noninterest income • Attractive valuation transition opportunity as company diversifies http://ir.homestreet.com ir@homestreet.com 23

. 24 Appendix

Management Team 25 Executive Joined Company Years in Industry Relevant Experience Mark K. Mason Director, Vice Chairman, President and Chief Executive Officer September 2009 28 • Seasoned banking executive with demonstrated success implementing turnaround and growth strategies • Former Chairman and CEO of Fidelity Federal Bank of Los Angeles Cory D. Stewart Executive Vice President, Chief Accounting Officer March 2012 14 • Extensive experience in finance, accounting and enterprise risk management roles in the financial industry including at Washington Mutual • MBA, CPA, CFA charter holder Darrell van Amen Executive Vice President, Chief Investment Officer March 2003 25 • Manages bank’s MSR and pipeline risk, secondary marketing and investment portfolio • Formerly with Royal Bank of Canada and Old Kent Financial Jay C. Iseman Executive Vice President, Chief Credit Officer August 2009 23 • Significant experience in credit administration and special assets for Bank of America and Key Bank • Chairs Bank Loan Committee Godfrey B. Evans Executive Vice President, General Counsel and Chief Administrative Officer November 2009 33 • Significant experience in banking, regulation, M&A and corporate securities law • Previously General Counsel and CAO at Fidelity Federal Bank and corporate lawyer at Gibson, Dunn & Crutcher

Management Team (cont.) 26 Executive Joined Company Years in Industry Relevant Experience Rose Marie David Executive Vice President, Single Family Lending Director March 2012 29 • Responsible for all aspects of mortgage banking originations, operations and servicing • Previously with MetLife Home Loans Richard W. H. Bennion Executive Vice President, Residential Lending Director June 1977 37 • Responsible for residential construction lending production • Chairman of the board of Windermere Mortgage Services (WMS) • Member of Fannie Mae Western Business Center Advisory Board Randy Daniels Executive Vice President, Commercial Real Estate Lending Director September 2012 27 • Oversees commercial real estate lending activities through portfolio and Fannie Mae DUS programs • Formerly led Bank of America’s commercial real estate division in the Northwest David Straus Executive Vice President, Commercial Banking November 2013 41 • Responsible for all aspects of commercial lending • Founder and past CEO of Fortune Bank • Past chairman of Washington Bankers Association Jeff Newgard Executive Vice President, Eastern Region President November 2013 17 • Responsible for management and strategic expansion in Central and Eastern Washington • Past CEO of Yakima National Bank

Basel III 27 Estimated Capital Ratios under Basel III – December 31, 2013 Under Current Rules Pro Forma Basel III (fully implemented) Pro Forma Basel III (effective Jan. 1, 2015) (3) Under Current Rules Pro Forma Basel III (fully implemented) Pro Forma Basel III (effective Jan. 1, 2015) (3) Under Current Rules Pro Forma Basel III (fully implemented) (3) Pro Forma Basel III (effective Jan. 1, 2015) Tier 1 Leverage 5.0% 5.0% (1) 5.0% 10.0% 6.8% 9.0% 10.7% 7.0% 9.5% Tier 1 Risk-Based Capital 6.0% 8.5% (2) 8.0% 14.3% 9.5% 11.9% 12.4% 8.0% 10.3% Total Risk-Based Capital 10.0% 10.5% (2) 10.0% 15.5% 10.7% 13.1% 13.4% 8.9% 11.2% HomeStreet Bank HomeStreet, Inc. (1) Capital Conservation Buffer does not apply to Tier 1 Leverage Ratio under Basel III (2) Ratio includes 2.5% Capital Conservation Buffer required by Basel III for unrestricted payments of dividends, share buybacks and discretionary bonus payments (3) Rules effective January 1, 2015 incorporate a 40% phase-in of threshold and aggregate deductions applied to servicing and deferred tax assets and no Capital Conservation Buffer Well-Capitalized Minimum

Non-GAAP Financial Measures 28 Tangible Book Value: Dec. 31, Sept. 30, Jun. 30, Mar. 31, Dec. 31, (dollars in thousands, except share data) 2013 2013 2013 2013 2012 Shareholders' equity $265,926 $268,208 $268,321 $270,405 $263,762 Less: Goodwill and other intangibles (13,073) (424) (424) (424) (424) Tangible common shareholders' equity $252,853 $267,784 $267,897 $269,981 $263,338 Book value per share $17.97 $18.60 $18.62 $18.78 $18.34 Impact of goodwill and other intangibles (0.89) (0.03) (0.02) (0.03) (0.03) Tangible book value per share $17.08 $18.57 $18.60 $18.75 $18.31 Average shareholders' equity $268,328 $271,286 $280,783 $274,355 $262,163 Less: Average goodwill and other intangibles (9,136) (424) (424) (424) (424) Average tangible shareholders' equity $259,192 $270,862 $280,359 $273,931 $261,739 Return on average common shareholders’ equity (1.28)% 2.45% 17.19% 15.95% 32.80% Impact of goodwill and other intangibles (0.05)% — 0.03% 0.02% 0.05% Return on average tangible common shareholders' equity (1.33)% 2.45% 17.22% 15.97% 32.85% Quarter Ended

Non-GAAP Financial Measures 29 Net Income, Excluding Acquisition-Related Expenses: Dec. 31, Sept. 30, Jun. 30, Mar. 31, Dec. 31, 2013 2013 2013 2013 2012 Net (loss) income ($861) $1,662 $12,068 $10,940 $21,497 Add back: Acquisition-related expenses, net of tax 2,652 301 4 — — Net income, excluding acquisition-related expenses $1,791 $1,963 $12,072 $10,940 $21,497 Noninterest expense $58,868 $58,116 $56,712 $55,799 $55,966 Deduct: acquisition-related expenses (4,080) (463) (6) — — Noninterest expense, excluding acquisition-related expenses $54,788 $57,653 $56,706 $55,799 $55,966 Diluted earnings per common share ($0.06) $0.11 $0.82 $0.74 $1.46 Impact of acquisition-related expenses 0.18 0.02 — — — Diluted earnings per common share, excluding acquisition- related expenses $0.12 $0.13 $0.82 $0.74 $1.46 ROAA (0.12)% 0.24% 1.86% 1.75% 3.46% Impact of acquisition-related expenses, net of tax 0.36% 0.04% (0.00)% 0.00% 0.00% ROAA, excluding acquisition-related costs 0.25% 0.28% 1.86% 1.75% 3.46% ROAE (1.28)% 2.45% 17.19% 15.95% 32.80% Impact of acquisition-related expenses, net of tax 3.95% 0.44% 0.01% 0.00% (0.00)% ROAE, excluding acquisition-related costs 2.67% 2.89% 17.20% 15.95% 32.80% Commercial and Consumer Banking Segment: Net income $244 $3,791 $1,416 ($2,814) ($4,350) Impact of acquisition-related expenses, net of tax 2,652 301 4 — — Net income, excluding acquisition-related expenses $2,896 $4,092 $1,420 ($2,814) ($4,350) ROAA 0.04% 0.69% 0.28% (0.60)% (0.95)% Impact of acquisition-related expenses, net of tax 0.44% 0.06% 0.00% 0.00% 0.00% ROAA, excluding acquisition-related costs 0.48% 0.75% 0.28% (0.60)% (0.95)% ROAE 0.51% 8.83% 3.02% (6.15)% (9.48)% Impact of acquisition-related expenses, net of tax 5.55% 0.70% 0.01% 0.00% 0.00% ROAE, excluding acquisition-related costs 6.07% 9.53% 3.02% (6.15)% (9.48)% Quarter Ended